77I Terms of new or amended securities

Stein Roe Advisor Tax Managed Growth Fund

(a)      Not applicable

(b) Effective February 28, 2000, Class E shares merged into Class G shares and Class G shares were redesignated Class E shares. Effective February 28, 2000, Class F shares merged into Class H shares and Class H shares were redesignated Class F shares. The only effect on these two mergers is that Class E shares previously had a 12b-1 fee of 0.35% on assets attributed to shares outstanding less than five years and 0.50% on assets attributed to shares outstanding for five years or more. Class G shares have a flat 0.35% 12b-1 fee on all assets no matter the length of time they are outstanding.



77I      Terms of new or amended securities.

Stein Roe Advisor Tax Managed Growth Fund II

(a)      Not applicable

(b) Stein Roe Advisor Tax Managed Growth Fund II became effective on March 1, 2000, offering Classes A, B, C and Z shares with the following features:

Class A Shares

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Initial Sales Charge                           5.75%


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Contingent                                    Deferred   Sales  Charge
                                              1.00%;  only  applies to
                                              certain   shares  bought
                                              without an initial sales
                                              charge   that  are  sold
                                              within   18   months  of
                                              purchase.

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Commission to Selling Broker                  0.00%

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12b-1 Service Fee                             0.25%

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12b-1 Distribution Fee                         0.00%



Class B Shares

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Initial Sales Charge                               None


Purchases of less than $250,000
Holding period after purchase               CDSC as % deducted when shares sold
-----------------------------              ------------------------------------

Through first year                                 5.00
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Through second year                                4.00
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Through third year                                 3.00
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Through fourth year                                3.00
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Through fifth year                                 2.00
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Through sixth year                                 1.00
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Longer than six years                              0.00
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Purchases of $250,000 to less than $500,000
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Holding period after purchase              CDSC as  % deducted when shares sold
-----------------------------              ------------------------------------
------------------------------------------------
Through first year                                 3.00
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Through second year                                2.00
------------------------------------------------
Through third year                                 1.00
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Longer than three years                            0.00
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Purchases of $500,000 to less than $1 million
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Holding period after purchase              CDSC as  % deducted when shares sold
-----------------------------              ------------------------------------
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Through first year                                3.00
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Through second year                               2.00
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Through third year                                1.00
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Commission to Selling Broker                     5.00%

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12b-1 Service Fee                                0.25%

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                                            -----------------------------------
12b-1 Distribution Fee                          0.75%


Class C Shares

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Initial Sales Charge                            None

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Contingent Deferred Sales Charge       1.00% on redemptions made within one year

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Commission to Selling Broker                            1.00%

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12b-1 Service Fee                                       0.25%

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12b-1 Distribution Fee                                   0.75%


    Class Z shares are offered at Net Asset Value without any initial or contingent deferred sales charges or 12b-1 fees.